Exhibit 99.1

For immediate release	For Further Information:
David E. Bowe, President & CEO, Ascendant Solutions, Inc.
(972) 250-0903

Subsidiary of Ascendant Solutions, Inc. Explores Strategic Alternatives for Infusion Therapy Business
~ Dougherty’s Holdings, Inc. to Expand High-End Pharmacy Operations ~

Dallas (November 3, 2005) - Ascendant Solutions, Inc. (ASDS:OB) today announced that its wholly owned subsidiary, Dougherty’s Holdings, Inc. (“DHI”) has engaged a financial advisor, The Braff Group, to explore strategic alternatives for its infusion therapy business, Park InfusionCare. The ultimate goal is to allow Dougherty Holdings to focus on expanding its high-end retail pharmacy operations that account for the majority of its revenue.

David E. Bowe, Ascendant Solutions’ president and CEO commented, “Park InfusionCare has an outstanding reputation for the quality and care it provides to patients. However, our management and board undertook a comprehensive review of our operations and made the strategic decision to more closely align DHI’s business model on the future growth and development of our retail pharmacy operations. As part of this strategy, we are in the market to acquire additional pharmacies that fit within our profile of high service and high quality.” The retail pharmacy operations currently include Dougherty’s Pharmacy in Dallas and three Medicine Man pharmacy locations proximate to Houston.

With offices in Dallas, Houston and San Antonio, Park InfusionCare offers full nursing and pharmacy services for home infusion therapies. It provides services throughout most of south, central and east Texas. The Dallas and San Antonio operations have been providing services for over 10 years (formerly as Amedisys), and the Houston office began operations in January 2003. For the nine months ended September 30, 2005, Park InfusionCare generated approximately $7.1 million in revenue and had assets of approximately $2.0 million.

The Company can give no assurance that any type of strategic transaction will occur. The Company, therefore, does not intend to comment further on the status of these efforts prior to signing any definitive agreement.

About Dougherty’s Holdings, Inc.

Headquartered in Dallas, Texas, Dougherty’s Holdings, Inc. is a wholly owned subsidiary of Ascendant Solutions, Inc. that provides health services through high-end retail pharmacies and through infusion therapy/specialty pharmacies. The retail pharmacy business includes Dougherty's Pharmacy, a tradition rich, specialty compounding pharmacy which has been part of the Dallas community for over 75 years, and Medicine Man Pharmacies which operates specialty pharmacies in south Texas. Infusion therapy products and services are provided by Park InfusionCare.

Further information can be found at www.doughertysholdings.com.

About Ascendant Solutions, Inc.

Ascendant Solutions, Inc. is a publicly traded diversified financial services company (ASDS.OB) based in Dallas, Texas, with investments in healthcare, real estate, and manufacturing industries. The company seeks to invest in, or acquire, manufacturing, distribution or service companies, and conducts various real estate activities, performing real estate advisory services for corporate clients, and, through an affiliate, purchase real estate assets as a principal. Ascendant Solutions, Inc. was named to the Dallas Morning News’“D-FW Top 200”, a listing of the top 200 public companies in the metroplex, achieving a rank of 152 out of 200. In addition, it achieved other distinctions on the list, including being listed as the #1 Revenue Gainer (by percentage gained) and #9 in Total Return to Stockholders.

Further information can be found at www.ascendantsolutions.com.

"Safe Harbor" Statements Under the Private Securities Litigation Reform Act of 1995

This news release includes certain forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to our ability to find a suitable strategic alternative for Park InfusionCare, to identify additional retail pharmacy operations for acquisition, and to complete these transactions on terms that are acceptable or favorable to DHI. Additional risk factors are included in Ascendant Solutions, Inc.’s filings with the U. S. Securities and Exchange Commission, including its Form 10-K.

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